UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2007

PSI CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-20317	88-0270266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7222 COMMERCE CENTER DRIVE, SUITE 240, COLORADO SPRINGS, CO 80919

(Address of Principal Executive Offices) (Zip Code)

(719) 359-5533

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 3, 2007, PSI Corporation (the “Company”) and Golden West Equipment, Inc. (“Golden West”) reached a mutually-agreeable resolution of the litigation between them. The lawsuit was originally filed by the Company against Golden West on July 12, 2007 in the District Court for El Paso County in the State of Colorado. The confidential settlement between the Company and Golden West resolves all differences between them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated : October 4, 2007	By: /s/ David Foni
Name: David Foni
Title: Chairman and Chief Executive Officer

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